TABLE OF CONTENTS

Article I – Offices

Article II – Meetings of Stockholders

Article III – Directors

Article IV – Officers

Article V – Miscellaneous

Article VI – Indemnification of Directors Officers and Employees

Article VII – Amendments

Article VIII – Governing Documents

BY-LAWS

OF

MULTIMEDIA DESIGN CORPORATION

ARTICLE I

Offices

Section 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained at the office of The Coporation Trust Company, 1209 Orange Street, in the City of Wilmington, Country of New Castle, State of Delaware, and said corporation shell be the Registered Agent of the Corporation in charge thereof.

Section 1.02. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Coporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01. Annual Meetings. Annual meetings of stockholders for the election of directors and for the transaction of any proper business shall be held at such places, either within or without the State of Delaware, and at such time and date as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting. If the annual meeting of stockholders is not held on the date designated therefore, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may properly be brought before the meeting.

Section 2.02. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock outstanding and entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder the vote for directors and the vote upon any question before the meeting shall by written ballot. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock outstanding and having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of a statute or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

The officer who has charge of the stock ledger of the Coporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shared registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or town where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.02. Quorum. At all meetings of stockholders, except as otherwise required by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares of stock outstanding and entitled to vote thereat shall be requisite for and shall constitute a quorum for the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice of the adjourned meeting other than an announcement of the time and place thereof at the meeting which shall be so adjourned, until the requisite amount of shares entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.04. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the statue or by the Certificate of Incorporation, may be called by the Chairman, the President or the Secretary at the request of the Board of Directors or at the request in writing of the holders of a majority of the shares of stock outstanding and having voting power. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2.05. Notice of Meetings. Notice, written or otherwise, stating the place, date, and time of any meeting, annual or special, and, if a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote whereat, and, in the case of an annual meeting, such Notice must be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting. Special meetings may be held, with or without written Notice, if all of the Stockholders of the Corporation are present in person or by proxy at such meeting.

Section 2.06. Action Without Meeting. Unless otherwise provide in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

Directors

Section 3.01. Number and Term. The number of directors may be fixed from time to time by resolution of the Board of Directors or by action of the stockholders. The directors shall be elected at the annual meeting of the stockholders. Each director shall be elected to hold office until his successor shall be elected and qualified. Directors need not be stockholders.

Section 3.02. Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified herein or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors shall be elected and qualified.

Unless otherwise provided by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, not including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided.

In the event that a vacancy or newly created directorship shall not have been filled by the Board of Directors, the additional director or directors may be elected by the stockholders entitled to vote thereon, either at an annual meeting of the stockholders or at a special meeting called for the purpose. The director or directors so chosen shall hold office until the next annual meeting of stockholders and until their successors shall be elected and qualified.

Section 3.04. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the holders of such shares, and the vacancies thus created may be filled, at such meeting or at any subsequent meeting, by the affirmative vote of a majority interest of the stockholders entitled to vote.

Section 3.05. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law, by the Certificate of Incorporation or by these By-laws.

Section 3.06. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Certificate of incorporation expressly so provides, no such committee or committees shall have the power or authority to declare dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.07. Meetings. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as the Board of Directors shall from time to time designate or as may be specified in the notice of such meeting.

(1)

Special Meetings of the Board of Directors may be held at any time upon the call of the Chairman, the President or the Secretary by notice to each director given not less than two days, or not less than three days in the case of notice given by mail, before such meeting. Special meetings shall be called by the Chairman, the President or the Secretary in like manner and in like notice on the written request of two directors. A special meeting may be held without notice if a majority of the Directors are present at such meeting in person or by proxy.

(2)

Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The first meeting of a newly elected Board of Directors shall be held without notice as soon as practicable after each annual meeting of the stockholders at the same place at which such meeting was held, provided quorum is present. If a quorum is not present, such first meeting may be held at such time and at such place as shall be specified in a notice given herein provided for special meetings of the Board of Directors.

Section 3.08. Quorum. Not less than a majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice of the adjourned meeting need be given if the time and place thereof are announced at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a statute or the Certificate of Incorporation shall require a vote of a greater number.

Section 3.09. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.10. Action Without Meeting; Presence at Meetings. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of directors or committee.

Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE IV

Officers

Section 4.01. Officers. The officers of the Corporation shall be the President, a Vice President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors, and who shall hold office until their successors shall be elected and qualified. The Board of Directors may also elect a Chairman, one (1) or more Vice Presidents and one or more Assistant Secretaries and Treasurers. Two (2) more offices, except the offices of President and Secretary, may be held by the same person. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders and shall hold office until their successors are chosen and qualify.

Section 4.02. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.03. Resignation; Removal. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman, the President, or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors.

Section 4.04. Chairman. The Chairman of the Board, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. If there is a Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors at which he is present, except as otherwise voted by the Board of Directors.

Section 4.05. President. The President shall be the Chief Executive Officer of the Corporation. The President shall have general and active control of the Corporation’s business, finance, and affairs, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation and to affix the corporate seal; to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these By-laws and subject to the approval of the Board of Directors; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors. In the absence of the Chairman, or in the event of the inability of the Chairman to act, the President shall have authority to exercise the power and perform the duties of the Chairman. He shall have such further powers and duties as may be conferred on him by the Board of Directors.

Section 4.06. Vice President. Each Vice President shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors, the Chairman or the President. In the absence of the Chairman and the President to act, the Vice Presidents, in the order of their last election to that office, shall have authority to exercise the power and perform the duties of the Chairman and the President.

Section 4.07. Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board of Directors, the Chairman, or the President. He shall keep full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining the office of a treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

Section 4.08. Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the stockholders and, if notice is required, of meetings of the Board of Directors and of committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or Assistant Secretary or an Assistant Treasurer. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

Section 4.09. Assistant Secretaries. Each Assistant Secretary, if any, shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretary or the Assistant Secretaries, if any, in the order determined by the Board of Directors or, failing such designation, the order of their last election to office.

Section 4.10. Assistant Treasurers. Each Assistant Treasurer, if any, shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurer or the Assistant Treasurers, if any, in the order determined by the Board of Directors or, failing such designation, the order of their last election to office.

Section 4.11. Compensation. The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.

ARTICLE V

Miscellaneous

Section 5.01. Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the Chairman or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signature of the officers upon a certificate may be facsimile if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 5.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one such Transfer Agents and registered by one of such Registrars.

Section 5.03. Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and, if the Corporation shall have a Transfer Agent and Registrar, may cause or authorize such substitute certificates to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In such case, the application for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

Section 5.04. Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require.

(1)

No share may be transferred, assigned, conveyed or otherwise disposed of, except by intestate or testamentary succession, without the written consent of the Board of Directors. Should any holder of record of a share or shares receive a bona fide offer to purchase any or all of such shares, such shareholder must promptly notify the Board of Directors, in writing, of the terms of such offer. The Corporation shall then have the right to purchase such share(s) from such shareholder at the same price and on the same terms as are stated in the aforementioned bona fide offer. The Corporation shall respond to such notice of a bona fide offer and close on any purchase of all shares which are the subject thereof within a commercially reasonable period of time.

(2)

The Corporation may redeem the shares held of record by any shareholder when the Board determines that the continuation of such shareholder as a shareholder of the Corporation is reasonably believed to jeopardize or violate any license, statute or regulation of any governmental or quasi-governmental authority having jurisdiction of the Corporation or its business. Such redemptions shall be made at the then fair market value of the subject shares.

Section 5.05. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.06. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expident. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for their dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meeting contingencies or for equalizing dividends or for such other purposes as the directors shall deem conductive to the interest of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

Section 5.07. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.08. Seal. The Corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, DELAWARE”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.09. Fiscal year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 5.10. Checks. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.11. Execution Proxies. The Chairman or the President, or in the absence or disability of the Chairman and the President, a Vice President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consent to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary.

Section 5.12. Notice and Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation or of these By-laws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in United States Mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by telex, cable or telegram. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

Indemnification of Directors, Officers and Employees

Section 6.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was servicing at the request of the Corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporate Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendments), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to any such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with any proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right conferred herein shall be a contract right and shall include defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by such person in his or her capacity as a director, or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Section or otherwise.

Section 6.02. Right of Claimant to Bring Suit. If a claim under Section 1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such  claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met such applicable standard of conduct, shall create, by such action or inaction alone, a defense to the proceeding or a presumption that claimant had not met the applicable standard of conduct.

Section 6.03. Non-Exclusivity of Rights. The rights conferred on any person by Section 6.01 and 6.02 hereof shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or others.

Section 6.04. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another Corporation, partnership , joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VII

Amendments

These By-laws may be altered, amended or repealed and new By-laws may be adopted, by the affirmative vote of the holders of sixty-six and two-thirds (66 2/3) a majority of the outstanding common stock of the Corporation or as is otherwise in accordance with the requirements of the Certificate of Incorporation of the Corporation, at any regular meeting of the stockholders or of the Board of Directors if notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such special meeting.

ARTICLE VII

Governing Documents

These By-laws are a derivative of and are intended to effect the terms and provisions set forth in the Corporations’ Certificate of incorporation, as amended, modified or otherwise supplemented. In the event that any provision(s) of these By-laws may be deemed to contradict any provision of said Certificate of Incorporation, together wish any amendments thereto, then in all such circumstance, the terms and provisions of said Certificate shall be governing and these By-laws shall be interpreted and applied so as to be consistent therewith.